Exhibit 99.1
Gossamer Bio Announces First Quarter 2024 Financial Results and Provides Business Update
- Transformative Development and Co-Commercialization Collaboration with Chiesi -
- Ongoing PROSERA Phase 3 Study in PAH Expected to Readout in Q4 2025 -
- Registrational Phase 3 in PH-ILD Expected to Commence in Mid-2025 -
- TORREY Phase 2 PAH Results Published in Lancet Respiratory Medicine -
- Latest PAH Open-Label Extension Dataset to be Presented at ATS in San Diego on May 19th -
- $396 Million in Cash, Cash Equivalents & Marketable Securities, as of March 31, 2024, Pro Forma for $160 Million Reimbursement Payment and Debt Repayment -

SAN DIEGO—(BUSINESS WIRE)— May 7, 2024 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the first quarter ended March 31, 2024 and provided a business update.

“Our team at Gossamer continues to execute on our mission to enhance the lives of patients with pulmonary hypertension, underscored by the transformative development and co-commercialization collaboration with Chiesi that we just announced,” said Faheem Hasnain, Co-Founder, CEO, and Chairman of Gossamer Bio.

“This transaction immediately adds $160 million in cash to our balance sheet and positions us to accelerate seralutinib into a registrational Phase 3 for the treatment of PH-ILD in the middle of next year. The future of Gossamer and seralutinib is exceptionally bright, and we are excited to see what it holds.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for PAH
•Enrollment is ongoing in the PROSERA Study, a global registrational Phase 3 clinical trial in patients with WHO Functional Class II and III PAH. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24. Topline results from the PROSERA Study are expected in the fourth quarter of 2025.
•On May 6, Gossamer Bio and Chiesi Group announced a development and co-commercialization collaboration for seralutinib.
◦Gossamer and Chiesi will split global development costs for seralutinib, except for the PROSERA Study, for which Gossamer will remain solely responsible. Gossamer remains the global development lead in PAH and PH-ILD.

◦In the US, Gossamer and Chiesi will split profits and losses, with Gossamer leading commercialization in PAH and PH-ILD, Chiesi leading in additional indications, and both companies contributing 50 percent of commercial efforts.
◦Chiesi will be solely responsible for commercialization of seralutinib outside of the United States, for which Gossamer will receive mid-to-high teens royalties.
◦Gossamer received a $160 million development reimbursement payment and is eligible to receive up to $146 million in regulatory and $180 million in sales milestones.
•In mid-2025, after engaging and discussing with global regulatory authorities, we expect to commence a global registrational Phase 3 clinical trial of seralutinib for the treatment of PH-ILD.
•Lancet Respiratory Medicine published the TORREY Study manuscript. The Phase 2 TORREY Study evaluated the effects of seralutinib in PAH patients, on top of standard of care. The paper, titled "Seralutinib in Adults with Pulmonary Arterial Hypertension (TORREY): A Randomized, Double-blind, Placebo-controlled Phase 2 Trial," details the study's significant findings in advancing the treatment of PAH.
◦The manuscript can be accessed at https://doi.org/10.1016/S2213-2600(24)00072-9 and will be featured in an upcoming print version of the journal.
•Updated data from the ongoing TORREY Open Label Extension Study of seralutinib in patients with PAH will be featured in at the American Thoracic Society (ATS) 2024 International Conference taking place in San Diego. Details below:
◦ATS 2024 International Conference (May 17th - 22nd, 2024)
▪Session: A14: Building Lego(Land): Lessons Learned From Large Scale Clinical Trials In PAH
▪Session Date & Time: Sunday, May 19th, 9:15 a.m. - 11:15 a.m. PT
▪Talk Title: Interim Results From the Phase 1B and Phase 2 TORREY Open-label Extension Study of Seralutinib in Pulmonary Arterial Hypertension (PAH)
▪Location: San Diego Convention Center, Room 29A-D (Upper Level)
▪Presenting Author: Olivier Sitbon, MD, PhD
Corporate Updates
•On May 3, Gossamer paid in full the remaining obligations related to the MidCap Credit Agreement, and the lenders’ security interests in the Company’s assets and property were released.

Financial Results for Quarter Ended March 31, 2024
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2024, were $244.4 million. Pro forma for the $160 million reimbursement payment from Chiesi and the MidCap debt repayment, cash, cash equivalents and marketable securities were $396 million as of March 31, 2024. The Company expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund its operating and capital expenditures into the first half of 2027.
•Research and Development (R&D) Expenses: For the quarter ended March 31, 2024, R&D expenses were $32.4 million, compared to $37.8 million for the same period in 2023, for a decrease of $5.4 million, which was primarily attributable to a decrease of $17.2 million of costs associated with preclinical studies and clinical trials for earlier terminated programs, offset by an increase of $11.8 million of costs associated with preclinical studies and clinical trials for seralutinib.
•General and Administrative (G&A) Expenses: For the quarter ended March 31, 2024, G&A expenses were $9.6 million, compared to $10.1 million for the same period in 2023.
•Net Loss: Net loss for the quarter ended March 31, 2024, was $41.9 million, or $0.19 per share, compared to a net loss of $49.2 million, or $0.52 per share, for the same period in 2023.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential reimbursement, regulatory and sales milestones payable to Gossamer pursuant to the collaboration and license agreement; the development and commercialization potential of seralutinib; the anticipated timing of commencing a Phase 3 registrational study in PH-ILD; the anticipated timing of a data readout from our Phase 3 PROSERA Study; the ability to develop seralutinib in additional indications; and each of Gossamer’s and Chiesi’s respective obligations under the collaboration and license agreement to lead commercialization efforts and split development costs; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2024	2023
Operating expenses:
Research and development	$32,392	$37,795
In process research and development	—	15
General and administrative	9,567	10,132
Total operating expenses	41,959	47,942
Loss from operations	(41,959)	(47,942)
Other income (expense)
Interest income	344	587
Interest expense	(3,129)	(3,500)
Other income, net	2,816	1,690
Total other income (expense), net	31	(1,223)
Net loss	$(41,928)	$(49,165)
Net loss per share, basic and diluted	$(0.19)	$(0.52)
Weighted average common shares outstanding, basic and diluted	225,735,236	94,870,293

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	March 31, 2024	December 31, 2023
	(unaudited)
Cash, cash equivalents, and marketable securities	$244,394	$296,425
Working capital	219,450	254,921
Total assets	259,360	311,916
Total liabilities	232,638	249,147
Accumulated deficit	(1,253,968)	(1,212,040)
Total stockholders' equity	26,722	62,769

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com